Filed pursuant to Rule 433
Free Writing Prospectus
February 24, 2025
Registration No. 333-281615

EZPZ Social Content for @FTDA_US X

2 posts a week for 6 weeks

2/24/25:

$EZPZ: Simplify Your Crypto Investment: gain access to the Leading Digital Assets without the hassle of buying them directly

EZPZ Website: https://bit.ly/40K0Xkh

To learn more: https://bit.ly/3ETQ0FF

EZPZ
LEMON
SQUEEZY

2/26/25:

Invest in the Future with $EZPZ: Your Gateway to Bitcoin and Ether free from the trouble of buying them directly

EZPZ Website: https://bit.ly/40K0Xkh

To learn more: https://bit.ly/3ETQ0FF

Bitcoin
or and
Ether

3/4/25:

$EZPZ: The Smart, Secure Way to Expand Your Crypto Portfolio without needing to purchase tokens directly

EZPZ Website: https://bit.ly/40K0Xkh

To learn more: https://bit.ly/3ETQ0FF

FRANKLIN
TEMPLETON
That's EZPZ
Franklin Crypto Index ETF (EZPZ)
Get EZPZ

3/7/25:

$EZPZ: Effortlessly Access the Top Digital Assets in One ETP without the hassle of buying them directly

EZPZ Website: https://bit.ly/40K0Xkh

To learn more: https://bit.ly/3ETQ0FF

Bitcoin
~~or~~ and
Ether

3/11/25:

$EZPZ: Broaden Your Digital Asset Portfolio as the Market Expands, free from the trouble of buying them directly

EZPZ Website: https://bit.ly/40K0Xkh

To learn more: https://bit.ly/3ETQ0FF

FRANKLIN TEMPLETON
That's EZPZ
Franklin Crypto Index ETF (EZPZ)
Get EZPZ

3/13/25:

$EZPZ: The ETP Designed to Evolve with the Digital Asset Landscape

EZPZ Website: https://bit.ly/40K0Xkh

To learn more: https://bit.ly/3ETQ0FF

FRANKLIN TEMPLETON
That's EZPZ
Franklin Crypto Index ETF (EZPZ)
Get EZPZ

3/19/25:

$EZPZ: Your One-Click Solution for Top Cryptocurrency Exposure without the typical buying hassle

EZPZ Website: https://bit.ly/40K0Xkh

To learn more: https://bit.ly/3ETQ0FF

FRANKLIN TEMPLETON
That's EZPZ
Franklin Crypto Index ETF (EZPZ)
Get EZPZ

3/21/25:

$EZPZ: The Future of Crypto, Simplified and Streamlined

EZPZ Website: https://bit.ly/40K0Xkh

To learn more: https://bit.ly/3ETQ0FF

FRANKLIN TEMPLETON
That's EZPZ
Franklin Crypto Index ETF (EZPZ)
Get EZPZ

3/25/25:

Tired of Explaining Crypto to Friends? EZPZ Offers Easy Exposure to Top Digital Assets without the hassle of investing directly in the tokens

EZPZ Website: https://bit.ly/40K0Xkh

To learn more: https://bit.ly/3ETQ0FF

EZPZ
LEMON
SQUEEZY

3/27/25:

$EZPZ: The Easy Solution for Friends Who Want to Invest in Crypto without the typical buying hassle

EZPZ Website: https://bit.ly/40K0Xkh

To learn more: https://bit.ly/3ETQ0FF

FRANKLIN TEMPLETON
That's EZPZ
Franklin Crypto Index ETF (EZPZ)
Get EZPZ

3/31/25:

$EZPZ: The Perfect ETP for Those Who Want to Invest in Crypto Without the Hassle of buying them directly

EZPZ Website: https://bit.ly/40K0Xkh

To learn more: https://bit.ly/3ETQ0FF

FRANKLIN TEMPLETON
That's EZPZ
Franklin Crypto Index ETF (EZPZ)
Get EZPZ

4/2/25:

$EZPZ: Simplifying Crypto Investing for All, from Experts to Beginners, without the need to buy tokens directly

EZPZ Website: https://bit.ly/40K0Xkh

To learn more: https://bit.ly/3ETQ0FF

FRANKLIN TEMPLETON
That's EZPZ
Franklin Crypto Index ETF (EZPZ)
Get EZPZ

The Fund has led a registration statement (including a prospectus) with the Securities and
Exchange Commission (“SEC”) for the o¯ering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the
Fund has led with the SEC, when available, for more complete information about the Fund and this o¯ering. You may obtain these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting franklintempleton.com.